Exhibit 99.2

WPX Energy, Inc.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	Beginning Balance	Charged (Credited) to Costs and Expenses		Other		Deductions		Ending Balance
	(Millions)
2011:
Allowance for doubtful accounts—accounts and notes receivable(a)	$16	$(1)		$—		$(2)		$13
Deferred tax asset valuation allowance(a)	22	—		—		(6	)(f)	16
2010:
Allowance for doubtful accounts—accounts and notes receivable(a)	19	(3)		—		—		16
Deferred tax asset valuation allowance(a)	22	—		—		—		22
Price-risk management credit reserves—liabilities(b)	(3)	3	(d)	—		—		—
2009:
Allowance for doubtful accounts—accounts and notes receivable(a)	25	3		—		(9	)(c)	19
Deferred tax asset valuation allowance(a)	22	—		—		—		22
Price-risk management credit reserves—assets(a)	6	(3	)(d)	(3	)(e)	—		—
Price-risk management credit reserves—liabilities(b)	(15)	12	(d)	—		—		(3)

(a)	Deducted from related assets.

(b)	Deducted from related liabilities.

(c)	Represents recoveries of balances previously written off.

(d)	Included in revenues.

(e)	Included in accumulated other comprehensive income (loss).

(f)	Deferred tax asset retained by Williams.

F-66